INTELLECTUAL PROPERTY SECURITY AGREEMENT

INTELLECTUAL PROPERTY SECURITY AGREEMENT AND COLLATERAL ASSIGNMENT, dated as of June 5, 2007 (this “Agreement”), made by and among THE BOMBAY COMPANY, INC., a Delaware corporation, BBA HOLDINGS, LLC, a Delaware limited liability company, and BOMBAY INTERNATIONAL, INC., a Delaware corporation (individually, a “Grantor” and collectively, the “Grantors”), in favor of GENERAL ELECTRIC CAPITAL CORPORATION, as administrative Agent and collateral Agent (in such capacity, together with its successors and permitted assigns, “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, dated as of October 24, 2006 as amended by Amendment No. 1 to Credit Agreement, dated as of May 25, 2007 by and among the Borrowers, the Lenders, and the Administrative Agent, (as amended, supplemented or otherwise modified from time to time the “Credit Agreement”), the Lenders have made Revolving Loans to the Borrowers upon the terms and subject to the conditions set forth therein;

WHEREAS, each Grantor has granted a security interest to Administrative Agent, for the benefit of itself and the Lenders, in, among other things, all right, title and interest of the Grantors in, to and under all of the Grantors’ Intellectual Property (as defined below), whether now existing or hereafter arising or acquired as security for the Obligations from time to time owing by the Grantors under the Credit Agreement;

WHEREAS, the Administrative Agent and GB Merchant Partners, LLC (the “Term Loan Agent”) have entered into that certain Intercreditor Agreement, dated as of June 5, 2007 (as the same may be amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Intercreditor Agreement”);

WHEREAS, each Grantor is the owner of the entire right, title and interest in, to and under such Grantor’s respective Intellectual Property listed on Schedule I hereto; and

NOW, THEREFORE, in consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Grantors hereby agree with Administrative Agent as follows:

1.  Defined Terms.

(a)  Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

(b)  Definitions of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:

“Copyrights” shall mean, with respect to any Grantor, all of such Grantor’s now existing or hereafter acquired right, title, and interest in and to: (i) copyrights, rights and interests in copyrights, works protectable by copyright, all applications, registrations and recordings relating to the foregoing as may at any time be filed in the United States Copyright Office or in any similar office or agency of the United States, any State thereof, any political subdivision thereof or in any other country, and all research and development relating to the foregoing; and (ii) all renewals of any of the foregoing.

“Copyright Licenses” shall mean all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to use any Copyright.

“Credit Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Intellectual Property” shall mean all: (i) Trademarks and Trademark Licenses; (ii) Patents and Patent Licenses; (iii) Copyrights and Copyright Licenses; (iv) all customer lists and customer information; (v) books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any Trademark, Trademark License, Patent, Patent License, Copyright or Copyright License; (vi) all other intellectual property; and (vii) all common law and other rights throughout the world in and to all of the foregoing.

“IP Collateral” shall have the meaning assigned to such term in Section 2 hereof.

“Licenses” shall mean, collectively, the Trademark Licenses, the Patent Licenses, and the Copyright Licenses.

“Patents” shall mean, with respect to any Grantor, all of such Grantor’s now existing or hereafter acquired right, title and interest in and to: (i) all patents, patent applications, inventions, invention disclosures and improvements, and all applications, registrations and recordings relating to the foregoing as may at any time be filed in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, any political subdivision thereof or in any other country, and all research and development relating to the foregoing; and (ii) the reissues, divisions, continuations, renewals, extensions and continuations-in-part of any of the foregoing.

“Patent Licenses” shall mean all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered by a Patent.

“Trademarks” shall mean, with respect to any Grantor, all of such Grantor’s now existing or hereafter acquired right, title, and interest in and to: (i) all of such Grantor’s trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, all applications, registrations and recordings relating to the foregoing as may at any time be filed in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, any political subdivision thereof or in any other country, and all research and development relating to the foregoing; (ii) all renewals thereof; (iii) the entire goodwill of the such Grantor’s business connected with and symbolized by the foregoing or the use thereof; and (iv) all designs and general intangibles of a like nature.

“Trademark Licenses” shall mean all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark.

(c)  Other Definitional Provisions.

(i)  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement and section and paragraph references are to this Agreement unless otherwise specified.

(ii)  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2.  Grant of Security Interest. To secure the payment and performance of the Obligations, each Grantor hereby confirms and acknowledges that, it has granted, assigned and conveyed (and, to the extent not previously granted under the Credit Agreement, does hereby grant, assign and convey) to Administrative Agent for the benefit of itself and the Lenders a security interest in such Grantor’s entire right, title and interest in its respective Intellectual Property and all proprietary rights relating to or arising from such Intellectual Property, in each case whether now owned or hereafter acquired by such Grantor, and including, without limitation, each Grantor’s right, title and interest in and to each Intellectual Property and proprietary rights identified on Schedule I attached hereto and made a part hereof, and the right to sue for past, present and future infringements and dilutions, and all rights corresponding thereto throughout the world, and the entire goodwill of such Grantor’s business connected with and symbolized by the Intellectual Property and all income, fees, royalties, proceeds and other payments at any time due or payable with respect to any of the foregoing (referred to collectively as the “IP Collateral”).

3.  Protection of Intellectual Property by Grantors. The Grantors shall, at their sole cost, expense and risk, undertake the following with respect to the Intellectual Property identified on Schedule I:

(a)  Pay all renewal fees and other fees and costs associated with maintaining the Intellectual Property and with the processing of the Intellectual Property and take all other reasonable and necessary steps to maintain each registration of the Intellectual Property.

(b)  Take all actions reasonably necessary to prevent any of the Intellectual Property from becoming forfeited, abandoned, dedicated to the public, invalidated or impaired in any way.

(c)  Pursue the prompt, diligent processing of each application for registration which is the subject of the security interest created herein and not abandon or delay any such efforts.

(d)  Take any and all action which the Grantors reasonably deem appropriate under the circumstances to protect the Intellectual Property from infringement, misappropriation or dilution, including, without limitation, the prosecution and defense of infringement actions.

4.  Representations and Warranties. Each Grantor represents and warrants that:

(a)  Schedule I is a true, correct and complete list of all registered or applied for Intellectual Property owned by the Grantors as of the date hereof.

(b)  Except as set forth in Schedule I, none of the Intellectual Property identified on Schedule I is the subject of any licensing or franchise agreement pursuant to which any Grantor is the licensor or franchisor.

(c)  The Intellectual Property identified on Schedule I hereto, is valid and enforceable, and (i) no claim has been made that the use of any of the Intellectual Property does or may violate the rights of any third person; and (ii) no material claim has been asserted and is pending by any Person challenging or questioning the use by any Grantor of any of the Intellectual Property owned by any Grantor or the validity or effectiveness of any of the Intellectual Property owned by any Grantor, nor does any Grantor know of any valid basis for any such claim.

(d)  Each Grantor owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted, and such Grantor is the sole and exclusive owner of the entire right, title and interest in, under and to, free and clear of any liens, charges and encumbrances, other than any Intellectual Property listed on Schedule I that is purported to be owned by each of the Grantors, Permitted Liens and Liens in favor of Administrative Agent.

(e)  No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or any Grantor’s rights in, any Intellectual Property set forth on Schedule I in any respect that could reasonably be expected to have a Material Adverse Effect on the business or the property of any Grantor.

(f)  Each Grantor has the legal right and authority to enter into this Agreement and perform its terms.

(g)  The Grantors shall give Administrative Agent written notice (with reasonable detail) following the occurrence of any of the following:

(i)  The Grantors’ obtaining rights to, and filing applications for registration of, any new Intellectual Property, or otherwise acquiring ownership of any newly registered Intellectual Property.

(ii)  The Grantors’ becoming entitled to the benefit of any registered Intellectual Property whether as licensee or licensor.

(iii)  The Grantors’ entering into any new Licenses.

(iv)  The Grantors’ shall give Administrative Agent written notice (with reasonable detail) following the occurrence of the Grantors’ knowing or having reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal) regarding the Grantors’ ownership of, or the validity of, any material Intellectual Property or the Grantors’ right to register the same or to own and maintain the same.

(h)  If any Grantor amends its name, such Grantor shall provide copies of such amendment documentation to Administrative Agent and shall re-register such Grantor’s Intellectual Property with the appropriate Governmental Authority and shall execute and deliver such agreements or documentation as Administrative Agent shall request to maintain a perfected first priority security interest (except to the extent that the Administrative Agent’s claim is junior to that of the Term Loan Agent under the terms of the Intercreditor Agreement, in which case such Grantor shall take all actions required under this Section 4(h) to maintain the Administrative Agent’s perfected second priority security interest) in such Intellectual Property, to the extent such security interest can be perfected by such filing.

5.  No Violation of Credit Agreement. The representations, warranties or covenants contained herein are supplemental to those representations, warranties and covenants contained in the Credit Agreement, and shall not be deemed to modify any such representation, warranty or covenant contained in the Credit Agreement.

6.  Agreement Applies to Future Intellectual Property.

(a)  The provisions of this Agreement shall automatically apply to any such additional property or rights described in Sections 4(g)(i), above, all of which shall be deemed to be and treated as “Intellectual Property” within the meaning of this Agreement.

(b)  Upon the reasonable request of Administrative Agent, the Grantors shall execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as Administrative Agent may request to evidence Administrative Agent’s security interest in any Intellectual Property and the goodwill of the Grantors relating thereto or represented thereby (including, without limitation, filings with the United States Patent and Trademark Office or any similar office), and the Grantors hereby constitute Administrative Agent as their attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; provided, however, Administrative Agent’s taking of such action shall not be a condition to the creation or perfection of the security interest created hereby.

7.  Grantors’ Rights To Enforce Intellectual Property. Prior to Administrative Agent’s giving of notice to the Grantors following the occurrence and during the continuance of an Event of Default below, the Grantors shall have the exclusive right to sue for past, present and future infringement of the Intellectual Property including the right to seek injunctions and/or money damages, in an effort by the Grantors to protect the Intellectual Property against encroachment by third parties, provided, however:

(a)  Any money damages awarded or received by the Grantors on account of such suit (or the threat of such suit) shall constitute IP Collateral.

(b)  Any damages recovered in any action pursuant to this Section, net of costs and attorneys’ fees reasonably incurred, to be applied as provided in Section 2.11(c) of the Credit Agreement.

(c)  Following the occurrence of any Event of Default, Administrative Agent, by notice to the Grantors may terminate or limit the Grantors’ rights under this Section 7.

8.  Administrative Agent’s Actions To Protect Intellectual Property. In the event of the occurrence and continuance of any other Event of Default, Administrative Agent, acting in its own name or in that of the Grantors, may (but shall not be required to) act in the Grantors’ place and stead and/or in Administrative Agent’s own right in connection therewith.

9.  Rights Upon Default. Upon the occurrence of any Event of Default, Administrative Agent may exercise all rights and remedies as provided for in the Credit Agreement.

10.  Administrative Agent as Attorney In Fact.

(a)  The Grantors hereby irrevocably constitute and designate Administrative Agent as and for the Grantors’ attorney in fact, effective following the occurrence and during the continuance of an Event of Default:

(i)  To supplement and amend from time to time Schedule I of this Agreement to include any new or additional Intellectual Property of the Grantors.

(ii)  To exercise any of the rights and powers referenced herein.

(b)  The within grant of a power of attorney, being coupled with an interest, shall be irrevocable until this Agreement is terminated by a duly authorized officer of Administrative Agent.

(c)  Administrative Agent shall not be obligated to do any of the acts or to exercise any of the powers authorized by this Section 10, but if Administrative Agent elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to any Grantor for any act or omission to act except for any act or omission to act as to which there is a final determination made in a judicial proceeding (in which proceeding Administrative Agent has had an opportunity to be heard) which determination includes a specific finding that the subject act or omission to act had been negligent or in actual bad faith.

11.  Administrative Agent’s Rights. Upon an Event of Default, any use by Administrative Agent of the Intellectual Property, as authorized hereunder in connection with the exercise of Administrative Agent’s rights and remedies under this Agreement and under the Credit Agreement shall be coextensive with the Grantors’ rights thereunder and with respect thereto and without any liability for royalties or other related charges.

12.  No Limitation; Credit Agreement. This Agreement has been executed and delivered by the Grantors for the purpose of recording the security interest granted to Administrative Agent with respect to the IP Collateral with the United States Patent and Trademark Office. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to Administrative Agent under the Credit Agreement. The Credit Agreement (and all rights and remedies of the Grantors, Administrative Agent, and the Lenders thereunder) shall remain in full force and effect in accordance with its terms. In the event of a conflict between this Agreement and the Credit Agreement, the terms of this Agreement shall control with respect to the IP Collateral and the Credit Agreement with respect to all other Collateral.

13.  Termination; Release of Trademark Collateral. This Agreement and all obligations of the Grantors and Administrative Agent hereunder shall terminate on the date upon which the Obligations are performed in full and indefeasibly paid in full in cash and the Credit Agreement and other Loan Documents are terminated in accordance with the terms of the Credit Agreement. Upon termination of this Agreement, Administrative Agent shall, at the expense of the Grantors, take such actions required by the Credit Agreement to release its security interest in the IP Collateral.

14.  Binding Effect; Benefits. This Agreement shall be binding upon the Grantors and their respective successors and assigns, and shall inure to the benefit of Administrative Agent, the Lenders and their respective successors and assigns.

15.  GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW PROVISIONS.

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IN WITNESS WHEREOF, the parties have caused this Intellectual Property Security Agreement to be executed by its duly authorized representatives as of the date first above written.

THE BOMBAY COMPANY, INC.
By:________________________________________ Name: Title:
BBA HOLDINGS, LLC
By:_______________________________________ Name: Title:
BOMBAY INTERNATIONAL, INC.
By:________________________________________ Name: Title:

GENERAL ELECTRIC CAPITAL CORPORATION, as Administrative Agent for itself and the Lenders
By:________________________________________ Name: Title:

Schedule I

[SCHEDULE IP BY EACH GRANTOR]

TRADEMARK APPLICATIONS AND REGISTRATIONS

Trademark	Country	Status	App. No./ Reg. No.	App. Date/ Reg. Date

TRADEMARK LICENSES

Name of Agreement	Parties	Date of Agreement

LIST OF COPYRIGHTS AND APPLICATIONS

LIST OF PATENTS

PATENT APPLICATIONS AND REGISTRATIONS

Country	Status	Application No./ Registration No.	Description of Patent	Date of Filing

PATENT LICENSES

Name of Agreement	Parties	Date of Agreement